Exhibit 6.2

AMENDMENT NO. 6 TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 6 TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of March 10, 2020, by and among Hylete, Inc., a Delaware corporation (“Borrower”), Black Oak-Hylete-Senior Debt, LLC, a Utah limited liability company (“First Lender”), bocm3-Hylete-Senior Debt, LLC, a Utah limited liability company (“Second Lender”), Black Oak-Hylete-Senior Debt 2, LLC, a Utah limited liability company (“Third Lender”), bocm3-Hylete-Senior Debt 2, LLC, a Utah limited liability company (“Fourth Lender” and together with the First Lender, Second Lender and Third Lender, the “Lenders”).

In consideration of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I.
DEFINITIONS

When used herein, the following terms shall have the following meanings specified:

1.1              “Amendment” shall mean this Amendment No. 6 to First Amended and Restated Credit Agreement.

1.2              “Credit Agreement” shall mean the First Amended and Restated Senior Credit Agreement, dated as of July 28, 2017, originally by and among HYLETE, Inc., a California corporation, First Lender and Second Lender, as amended by that certain Amendment No. 1 to First Amended and Restated Credit Agreement and First Amended and Restated Security Agreement, by and among Borrower, First Lender, Second Lender and Third Lender, dated as of March 28, 2018, that certain Amendment No. 2 to First Amended and Restated Credit Agreement and First Amended and Restated Security Agreement, by and among Borrower, First Lender, Second Lender and Third Lender, dated as of February 12, 2019, Amendment No. 3 to First Amended and Restated Credit Agreement, by and among Borrower, First Lender, Second Lender and Third Lender, dated as of August 1, 2019 and as further amended, modified, supplemented, extended or restated from time to time, that certain Amendment No. 4 to First Amended and Restated Credit Agreement, by and among Borrower, First Lender, Second Lender, Third Lender, and Fourth Lender, dated as of December 31, 2019 and that certain Amendment No. 5 to First Amended and Restated Credit Agreement and First Amended and Restated Management Advisory Services Agreement, dated as of January 2020, by and among Borrower, First Lender, Second Lender, Third Lender and Fourth Lender.

1.3              Other Capitalized Terms. All capitalized terms used in this Amendment and not specifically defined herein shall have the definitions assigned to such terms in the Credit Agreement.

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ARTICLE II.
AMENDMENTS

2.1               Amendments. The Credit Agreement is hereby amended as follows:

(a)    Section 1.1. The following is hereby added to Section 1.1 of the Credit Agreement in alphabetical order relative to the other terms set forth therein:

““Bridge Note Maturity Date” means December 31, 2020.”

(b)   Section 2.1(f). Section 2.1(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(f)           Additional Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Third Lender has agreed to make additional loans to Borrower (the “Additional Loans”, if any) on the terms and conditions set forth in this Section 2.1(f). Third Lender shall make the first Additional Loan on or about March 30, 2018 in the amount of $250,000. Third Lender shall make the second Additional Loan on or about April 13, 2018 in the amount of $250,000. Concurrent with the delivery by Third Lender of Additional Loan proceeds to the Borrower, Borrower shall execute and deliver to Third Lender a Note dated as of the date of such funding in the principal amount of such Additional Loan. Borrower and Lender may agree on terms for an additional $500,000 of Loans, which shall be disbursed as agreed by Borrower and Lender, on such terms and conditions as agreed by Borrower and Lender.”

(c)    Section 2.1(g). Section 2.1(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g)          Lender Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Fourth Lender has agreed to make additional loans to Borrower (the “Fourth Lender Loans”) on the terms and conditions set forth in this Section 2.1(g). Fourth Lender hereby agrees to lend to Borrower a Fourth Lender Loan of up to $1,725,000 on or about March 31, 2019, provided that Fourth Lender has funding for the Fourth Lender Loan which Fourth Lender has sought on a best efforts basis. Fourth Lender may make the Fourth Lender Loans in one or more installments in multiples of $50,000 at any time or times from the Effective Date until the date specified in this Section 2.1(g). Concurrent with the delivery by Fourth Lender of the Fourth Lender Loan proceeds to the Borrower, Borrower shall execute and deliver to Fourth Lender a note dated as of the date of such funding in the principal amount of such Fourth Lender Loan.”

(d)   Section 2.1(h). The following shall be inserted as a new Section 2.1(h) of the Credit Agreement:

“(h)          Bridge Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Fourth Lender has agreed to make additional loans to Borrower (the “Bridge Loans” and, together with the First Loan, Second Loan, Third Loan, any Additional Loans, and the Fourth Loan, if any, the “Loans”) on the terms and conditions set forth in this Section 2.1(h). Fourth Lender hereby agrees to lend to Borrower (i) a Bridge Loan in the amount of $250,000 on or before February 7, 2020, and (ii) a Bridge Loan in the amount of $250,000 on or before February 21, 2020; provided, in each case, that Fourth Lender has sufficient funding for each such Bridge Loan, as determined in the sole discretion of Fourth Lender. Concurrent with the delivery by Fourth Lender of the proceeds of each Bridge Loan to the Borrower, Borrower shall execute and deliver to Fourth Lender a note dated as of the date of such funding in the principal amount of such Bridge Loan.”

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(e)    Section 2.4. The following is added to the end of Section 2.4 of the Credit Agreement:

“With respect to each Bridge Loan, (as and if made), Borrower shall pay to bocm3, LLC, a nonrefundable closing fee of 5% of the amount of such Loan (the “Bridge Loan Closing Fee”) to offset transaction costs of bocm3, LLC and its Affiliates. The Bridge Loan Closing Fee with respect to each Bridge Loan shall be payable on the date each such Bridge Loan is made, and may be withheld from the proceeds of such Bridge Loan. The Bridge Loan Closing Fee, once paid, shall be nonrefundable under all circumstances.”

(f)     Section 2.7. Section 2.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.7     Extension Fee. With respect to the Loans that are not Bridge Loans, Borrower shall pay a fee of $250,000 on the Note Maturity Date or earlier repayment of the Loans (other than any Bridge Loan) in full. With respect to the Loans that are Bridge Loans, Borrower shall pay a fee of $50,000 on the Bridge Note Maturity Date or earlier repayment of the Bridge Loans.”

2.2               Miscellaneous Amendments. The Credit Agreement, the Notes, and all other agreements and instruments executed and delivered heretofore or hereafter pursuant to the Credit Agreement are amended hereby so that any reference therein to the Credit Agreement shall be deemed to be a reference to such agreements and instruments as amended by or pursuant to this Amendment.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower hereby represents and warrants to the Lender that:

3.1              Credit Agreement. All of the representations and warranties made by the Borrower in the Credit Agreement are true and correct on the date of this Amendment, except to the extent such representation or warranty relates to a specified earlier date, in which case it continues to be true and correct as of such date. No Event of Default under the Credit Agreement has occurred and is continuing as of the date of this Amendment.

3.2              Authorization; Enforceability. The making, execution and delivery of this Amendment and performance of and compliance with the terms of this Amendment and the terms of the Credit Agreement, as amended hereby, has been duly authorized by all necessary company action by the Borrower. This Amendment is the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3              Absence of Conflicting Obligations. The making, execution and delivery of this Amendment and performance of and compliance with the terms of this Amendment and the terms of the Credit Agreement, as amended hereby, do not violate any presently existing provision of law or the articles or certificate of formation, certificate of organization or operating agreement of Borrower or any agreement to which a Borrower is a party or by which it or any of its assets is bound.

3.4              Absence of Other Long-Term Obligations. Other than the Loans and trade indebtedness, Borrower has no liabilities that are required to be repaid to any party other than the Lenders prior to the Note Maturity Date.

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ARTICLE IV.
MISCELLANEOUS

4.1              Continuance of Credit Agreement. Except as specifically amended by this Amendment and the Credit Agreement shall remain in full force and effect.

4.2              Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

4.3              Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah applicable to agreements made and wholly performed within such state. The parties hereto acknowledge that this Amendment was negotiated with the assistance of counsel and, accordingly, such laws shall be applied without reference to any rules of construction regarding the draftsman hereof.

4.4              Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

4.5              Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

4.6              Conditions. The effectiveness of this Amendment is subject to the Lender having received from the Borrower such documents and other materials as the Lender shall request, in form and substance satisfactory to the Lender and its counsel, including without limitation duly executed copies of this Amendment, and the payment of all fees and expenses pursuant to Section 4.9 of this Amendment.

4.7              Course of Dealing; Consent. Borrower acknowledges that neither previous waivers, extensions, and amendments granted to the Borrower by the Lender, nor the amendments and waivers granted herein, create any course of dealing or expectation with respect to any further waivers, extensions, or amendments, and Borrower further acknowledges that the Lender has no obligation whatsoever to grant any additional waivers, extensions, amendments, or forbearance.

4.8              No Defenses. Each Borrower acknowledges it has no defenses, rights of setoff, or rights of recoupment to the enforceability or payment of any of its obligations under the Credit Agreement as amended hereby.

4.9              Expenses and Attorneys’ Fees. The Borrower shall pay (a) all fees and expenses (including attorney’s fees) incurred by each Lender in connection with the preparation, execution, and delivery of this Amendment, and all prior legal fees and expenses (including attorney’s fees) incurred by each Lender in connection with the Credit Agreement and (b) all fees and expenses (including attorney’s fees) incurred by the Borrower in connection with the preparation, execution, and delivery of this Amendment on the date hereof.

4.10          Further Assurances. Borrower shall promptly execute and deliver or cause to be executed and delivered to Lenders within a reasonable time following a Lender’s request, and at the expense of Borrower, such other documents or instruments as a Lender may reasonably require to in order to give effect to the intent and purposes of this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 6 to First Amended and Restated Credit Agreement as of the day and year first written above.

HYLETE, INC.

By: ________________________________
Name: ________________________________
Title: ________________________________

[Signature page to Amendment No. 6 to First Amended and Restated Credit Agreement]

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BLACK OAK-HYLETE-SENIOR DEBT, LLC

By: ________________________________
Name: ________________________________
Title: ________________________________

BOCM3-HYLETE-SENIOR DEBT, LLC

By: ________________________________
Name: ________________________________
Title: ________________________________

BLACK OAK-HYLETE-SENIOR DEBT 2, LLC

By: ________________________________
Name: ________________________________
Title: ________________________________

BOCM3-HYLETE-SENIOR DEBT 2, LLC

By: ________________________________
Name: ________________________________
Title: ________________________________

BOCM3, LLC

By: ________________________________
Name: ________________________________
Title: ________________________________

[Signature page to Amendment No. 6 to First Amended and Restated Credit Agreement]

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